UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2003
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9. Regulation FD Disclosure

Exabyte Corporation has announced an agreement with Hitachi, Ltd. to offer VXA-2 internal tape drives in its new Enterprise Server EP8000 series. Exabyte and Hitachi intend to issue a press release regarding the agreement shortly.

In addition, Fujitsu Siemens Computers has selected Exabyte's VXA-2 tape drives as an option with their mid-range server products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	June 25, 2003	By	/s/ Amy J. Perius
Amy J. Perius
Corporate Secretary